SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2002

Greater Bay Bancorp
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.    Other Events.

On August 6, 2002, Greater Bay Bancorp filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. Since we filed the Form 10-Q, we have received inquiries regarding the disclosure of our market sensitivity and property status analysis that we performed on our real estate loan portfolio. The purpose of this Form 8-K is to clarify that disclosure.

Page 34 of the Form 10-Q described the market sensitivity and property status analysis we performed on real estate loans in excess of $5.0 million and the expanded analysis on real estate loans between $2.0 million and $5.0 million. The disclosure stated that, “To date, we have not identified any loans in this category that would result in significant loss exposure.” This statement was intended to cover both the loans in excess of $5.0 million and those between $2.0 million and $5.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated: August 8, 2002	By:	/s/ LINDA M. IANNONE
Linda M. Iannone Senior Vice President and General Counsel

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